Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan, as amended, of Bellicum Pharmaceuticals, Inc. of our report dated March 13, 2017, with respect to the financial statements of Bellicum Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
June 14, 2017